Exhibit 10.10

WAIVER AND AMENDMENT NO. 8 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Waiver and Amendment No. 8 to Second Amended and Restated Credit Agreement ("Agreement") dated as of March 9, 2016 ("Amendment No. 8 Effective Date"), is among Gastar Exploration Inc., a Delaware corporation ("Borrower"), the Lenders (as defined below) party hereto constituting the Required Lenders, and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the "Administrative Agent"), as collateral agent (in such capacity, the "Collateral Agent"), as swing line lender (in such capacity, the "Swing Line Lender"), as issuing lender (in such capacity, the "Issuing Lender").

RECITALS

A.The Borrower is party to that certain Second Amended and Restated Credit Agreement dated as of June 7, 2013, among the Borrower, the lenders thereto from time to time (the "Lenders"), the Administrative Agent, the Collateral Agent, the Swing Line Lender, and the Issuing Lender, as heretofore amended, restated, supplemented or otherwise modified (as so amended, restated, supplemented or otherwise modified, the "Credit Agreement"; defined terms of which are used herein unless otherwise defined herein).

B.On December 31, 2015 the Borrower was unable (i) to cause its Leverage Ratio to be equal to or less than 5.25 to 1.00 as required under Section 6.17 of the Credit Agreement and (ii) to cause its Senior Secured Leverage Ratio to be equal to or less than 2.25 to 1.00 as required under Section 6.25 of the Credit Agreement (collectively, the “Existing Defaults”).

C.The Borrower has requested that the Required Lenders (i) waive the Existing Defaults, and (ii) amend the Credit Agreement, in each case, as provided herein.

THEREFORE, the Borrower, the Required Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent hereby agree as follows:

Section 1.Defined Terms; Interpretation.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.  The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement.  Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

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Section 2.Acknowledgment and Waivers.

(a)The Borrower hereby acknowledges and agrees that each of the Existing Defaults constitute an Event of Default for all purposes under the Loan Documents.

(b)Subject to the terms and conditions of this Agreement, the Required Lenders hereby agree to permanently waive the Existing Defaults.

(c)The waivers by the Lenders described above are contingent upon the satisfaction of the conditions precedent set forth in Section 6 below and are limited to the Existing Defaults.  Such waivers are limited to the extent expressly described herein and shall not be construed to be a consent to or a permanent waiver of noncompliance with Section 6.17 or Section 6.25 or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.

(d)The Lender Parties expressly reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement (other than the Existing Defaults) or any other provision of any Loan Document.

(e)The descriptions herein of the Existing Defaults are based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default.  The failure of the Lenders to give notice to any Loan Party of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof.  Each Loan Party hereby agrees and acknowledges that the Lenders require and will require strict performance by the Loan Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents, and no inaction or action by the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender regarding any Default or Event of Default (including but not limited to the Existing Defaults) under any of the Loan Documents is intended to be or shall be a waiver thereof other than the permanent waiver of the Existing Defaults expressly provided for in this Section 2.  Each Loan Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in the Credit Agreement or in any other Loan Document or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy (collectively, the "Lender Rights").  For the avoidance of doubt, each Loan Party also agrees and acknowledges that neither the waiver provided in this Agreement nor any other waiver provided by the Lenders prior to the date hereof shall operate as a waiver of or otherwise prejudice any of the Lender Rights other than the permanent waiver, as applicable, of the Existing Defaults expressly provided for in this Section 2.

Section 3.Borrowing Base Decrease. Subject to the terms of this Agreement, the Borrowing Base shall be decreased to $180,000,000 effective as of the Amendment No. 8 Effective Date and such Borrowing Base shall remain in effect at that level until the next Borrowing Base redetermination pursuant to the terms of the Credit Agreement, as amended hereby.  Each of the parties hereto acknowledge and agree that the Borrowing Base set under this Section 3 is set at such level taking into account various considerations and should not be construed as an indication or precedent for any future redetermination of the Borrowing Base or as a waiver by the Administrative Agent and the Lenders to redetermine the Borrowing Base pursuant to the terms of the Credit Agreement, as amended hereby, including but not limited to, the standards and terms set forth in Section 2.02(e) thereof.  Each Loan Party hereby further acknowledges and agrees that no course of dealing shall be established hereby.  Each of the parties hereto further acknowledge and agree that the Borrowing Base redetermination effected hereby (a) is the redetermination scheduled for the Spring of 2016 under Section

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2.02(b)(i) of the Credit Agreement and (b) has an “as of” date of the Effective Date notwithstanding Section 2.02(b)(i) of the Credit Agreement.

Section 4.Amendments to Credit Agreement.

(a)The Table of Contents to the Credit Agreement is hereby revised to replace the reference to Schedule I – Pricing Grid with a reference to “Schedule I – [Reserved.]”

(b)Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby amended by revising the following terms in their entirety to read as follows:

"Account Control Agreement" shall mean, as to any deposit account of any Loan Party held with a bank, an agreement or agreements in form and substance reasonably acceptable to the Collateral Agent, among the Loan Party owning such deposit account, the Collateral Agent, the Second Lien Agent and such other bank governing such deposit account.

“Applicable Margin” means (a) with respect to Eurodollar Rate Advances, 4.00% per annum and (b) with respect to Reference Rate Advances, 3.00%.

“BB Hedge” means any hedge position or Hedge Contract considered by the Administrative Agent in determining the then effective Borrowing Base.   For the avoidance of doubt, Hedge Contracts with a settlement date prior to August 1, 2016 were not considered by the Administrative Agent in determining the Borrowing Base redetermined and made effective on the Amendment No. 8 Effective Date.

“Commitment Fee Rate” means 0.50% per annum.

“Leverage Ratio” means, as of a fiscal quarter end, the ratio of (a) the consolidated Indebtedness of the Borrower (including all Second Lien Debt but excluding all of Borrower’s obligations under any Hedge Contract) as of such fiscal quarter end to (b) the consolidated EBITDAX of the Borrower for the four fiscal quarter period then ended.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any Equity Interest of such Person, including any retirement, purchase, redemption or other acquisition of such Equity Interest, or any options, warrants or rights to purchase or acquire any such Equity Interest or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely (i) in common Equity Interests or Borrower Series C Preferred Shares of such Person or warrants, options or other rights to purchase such Equity Interests, or (ii) in rights to purchase preferred Equity Interests of the Borrower in connection with a “poison pill” so long as such preferred Equity Interests are not redeemable for cash and the other terms of such preferred Equity Interests are substantially similar to those of the Borrower Series C Preferred Shares or are otherwise acceptable to the Administrative Agent.

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“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Senior Secured Leverage Ratio” means, as of a fiscal quarter end, the ratio of (a)(i) the consolidated secured Indebtedness of the Borrower (excluding all Second Lien Debt) as of such fiscal quarter end minus (ii) the consolidated Available Cash of the Borrower as of such fiscal quarter end, to (b) the consolidated EBITDAX of the Borrower for the four fiscal quarter period then ended.

(c)Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby further amended by amending the definition of “Defaulting Lender” as follows:  (i) delete the “or” that appears immediately prior to clause (d)(ii), and (ii) add the following to immediately follow clause (d)(ii) (and prior to the proviso:

or (iii) become the subject of a Bail-in Action

(d)Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby further amended by amending the definition of “Eurodollar Rate” by adding the following new sentence to appear at the end thereof:

Notwithstanding the foregoing, if the Eurodollar Rate for a determination shall be less than zero, such rate shall be deemed to be zero for purposes of such determination under this Agreement.

(e)Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby further amended by adding the following new terms to appear in alphabetical order therein:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Amendment No. 8 Effective Date” means March 9, 2016.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Covenant Relief Period” means the period from and including the Amendment No. 8 Effective Date to and including the date that the Borrower delivers the financial

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statements and Compliance Certificate required under Section 5.06 for the fiscal quarter ending June 30, 2017.

“Designated Period” means the period from and including the Amendment No. 8 Effective Date to and including the date that the Borrowing Base is redetermined under Section 2.02(b)(ii); provided that if a Borrowing Base Deficiency then exists, whether resulting from such redetermination or otherwise, then the Designated Period shall end on such later date when no Borrowing Base Deficiency exists.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Marcellus Sale” means the sale of all, substantially all, or any material portion of, the Borrower’s Oil and Gas Properties located in the area commonly known as the Appalachian Basin, including the Marcellus Shale.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctioned Country” means at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions.

“Senior Secured Leverage Ratio (Limited)” means, as of a fiscal quarter end, the ratio of (a)(i) the consolidated secured Indebtedness of the Borrower (excluding all Second Lien Debt) as of such fiscal quarter end minus (ii) the lesser of (A) consolidated Available Cash of the Borrower as of such fiscal quarter end and (B) $5,000,000, to (b) the consolidated EBITDAX of the Borrower for the four fiscal quarter period then ended.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member

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Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(f)Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby further amended by deleting the defined terms “Pricing Grid”, “Sanctioned Entity” and “Utilization Level”.

(g)Section 2.02(b) (Calculation of Borrowing Base) of the Credit Agreement is hereby amended by replacing clause (i) therein its entirety with the following:

(i)  The Borrower shall deliver to the Administrative Agent and the Lenders on or before each February 28th, beginning February 28, 2014, an Independent Engineering Report dated effective as of the immediately preceding December 31st, and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base.  In the normal course of business (but in any event within 60 days after the Administrative Agent’s and the Lenders’ receipt of such Independent Engineering Report and other information), (A) the Administrative Agent shall deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base (which, regardless of when such Borrowing Base takes effect, will be "as of" May 1st of such year unless otherwise provided in writing by the Borrower and requisite Lenders determining such Borrowing Base), (B) the Administrative Agent and the Lenders shall redetermine the Borrowing Base in accordance with Section 2.02(d), and (C) the Administrative Agent shall promptly notify the Borrower in writing of the amount of the Borrowing Base as so redetermined.

(h)Section 2.02(c) (Interim Redeterminations) of the Credit Agreement is hereby replaced in its entirety with the following:

(c)  Interim Redeterminations.  In addition to the scheduled Borrowing Base redeterminations provided for in Section 2.02(b), the Borrowing Base may be further redetermined by the Lenders as follows, in each case, based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(d)):

(i) the Administrative Agent may, and shall at the request of the Required Lenders, make a redetermination of the Borrowing Base during any six-month period between scheduled redeterminations;

(ii) the Administrative Agent shall, at the request of the Borrower, make a redetermination of the Borrowing Base during any six-month period between scheduled redeterminations;

(iii)during the Designated Period, the Administrative Agent and the Lenders shall make additional redeterminations of the Borrowing Base in connection with each Disposition of Oil and Gas Properties (whether completed in one transaction or series of transactions) with a purchase price equal to or greater than $5,000,000 (excluding the Marcellus Sale which triggers the automatic reduction provided for in Section 2.02(d)(ii)); provided that (A) each such redetermination shall be triggered upon the earlier of (x) the execution by the Borrower of definitive documentation for the applicable Disposition and (y) the date on which the applicable Disposition is consummated, and (B) the applicable Borrowing Base redetermination effected

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under this clause (iii) shall become effective on the date such applicable Disposition is consummated;

(iv)the Administrative Agent and the Lenders shall make an additional redetermination of the Borrowing Base on or about August 1, 2016 with an “as of” date of August 1, 2016 (or such earlier date as agreed to by the Administrative Agent, the Required Lenders and the Borrower or such later date as agreed to by the Administrative Agent and the Required Lenders), and the Borrower hereby agrees to deliver to the Administrative Agent and the Lenders on or before July 8, 2016 an Internal Engineering Report or an Independent Engineering Report (as selected by the Borrower) dated effective as of July 1, 2016 and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base; and

(v) the Administrative Agent and the Lenders may make additional redeterminations of the Borrowing Base in connection with any Disposition of Oil and Gas Properties or any Hedge Event if, after giving effect thereto, the sum of (A) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent scheduled Borrowing Base redetermination and (B) the BB Value of all such Hedge Events since the date of the most recent scheduled Borrowing Base redetermination, equals or exceeds 10% of the Borrowing Base then in effect.

For the avoidance of doubt, such additional redeterminations of the Borrowing Base shall not constitute nor be construed as a consent to any transaction or proposed transaction that would not be permitted under the terms of this Agreement.  The party requesting the redetermination under clause (i) or (ii) above shall give the other party at least 10 days’ prior written notice that a redetermination of the Borrowing Base pursuant to such applicable clause is to be performed; provided that, no such prior written notice shall be required for any redetermination made by the Lenders during the existence of a Default.  It is understood and agreed that no prior notice is required in connection with any redetermination under clause (iii), (iv) or (v) above.  In connection with any redetermination of the Borrowing Base under this Section 2.02(c), the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower and the Guarantors’ business (including, without limitation, its Oil and Gas Properties, the Proven Reserves, and production relating thereto) as the Administrative Agent or any Lender may reasonably request; provided that, in the case of requests for an increase to the Borrowing Base of $1,000,000 or more, the request of an updated Internal Engineering Report is deemed to be reasonable.  In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report or Internal Engineering Report or other information specified in clauses (iv) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base in their sole discretion.  The Administrative Agent shall promptly notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.02(c) and the amount of the Borrowing Base as so redetermined.

(i)Section 2.02(d) (Mandatory Reduction) of the Credit Agreement is hereby replaced in its entirety with the following:

(d)  Mandatory Reductions.

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(i)  If any Disposition of Oil and Gas Properties (excluding the Marcellus Sale which triggers the automatic reduction provided for in Section 2.02(d)(ii) or any Disposition that triggers a Borrowing Base redetermination under Section 2.02(c)(iii)) or Hedge Event has the effect of causing the sum of (i) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent scheduled Borrowing Base redetermination (including such Disposition but excluding the Marcellus Sale which triggers the automatic reduction provided for in Section 2.02(d)(ii) and any Disposition that triggers a Borrowing Base redetermination under Section 2.02(c)(iii)) and (ii) the BB Value of all Hedge Events since the date of the most recent scheduled Borrowing Base redetermination (including such Hedge Event) to exceed 5% of the Borrowing Base then in effect, then effective as of the date such Disposition is consummated or such Hedge Event is effected, as applicable, the Borrowing Base shall be automatically reduced by the BB Value of Oil and Gas Properties that are covered by such Disposition and by the BB Value of such Hedge Event.

(ii) On the earlier of (A) April 10, 2016 and (B) the date the Marcellus Sale is consummated, the Borrowing Base shall automatically reduce to $100,000,000 unless the Borrowing Base had already been reduce to a number lower than $100,000,000 prior thereto.

(iii) On the occurrence of each Hedge Event, the Borrowing Base shall automatically reduce by an amount equal to the Extraordinary Cash Proceeds resulting from such Hedge Event.

(j)Section 2.05(b) (Borrowing Base Deficiency) of the Credit Agreement is hereby amended by replacing the lead-clause to Section 2.05(b)(i) in its entirety with the following:

(i)  Other than as provided in clause (ii) through (iv) below, if a Borrowing Base Deficiency exists, the Borrower shall, after receipt of written notice from the Administrative Agent regarding such deficiency, take any of the following actions (and the failure of the Borrower to take such actions to remedy such Borrowing Base Deficiency shall constitute an Event of Default):

(k)Section 2.05(b) (Borrowing Base Deficiency) of the Credit Agreement is hereby further amended by replacing clauses (iii) and (iv) therein with the following clauses (iii), (iv), (v) and (vi):

(iii)  If, at the time of, or as a result of, a Borrowing Base redetermination made under Section 2.02(c) (other than Section 2.02(c)(iv) which is addressed in clause (v) below), or Section 5.10, or a mandatory Borrowing Base reduction provided in Section 2.02(d)(i) or (ii), a Borrowing Base Deficiency exists, then the Borrower shall immediately prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to (A) such portion of the Borrowing Base Deficiency resulting from such reduction plus (B) if a Borrowing Base Deficiency exists prior to such reduction, then an amount equal to the lesser of (i) the Extraordinary Cash Proceeds of the transaction that triggered such Borrowing Base reduction and (ii) such portion of the Borrowing Base Deficiency in existence immediately prior to such reduction.

(iv)  Upon the occurrence of each Hedge Event during the Covenant Relief Period and the corresponding automatic reduction of the Borrowing Base as provided in Section

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2.02(d)(iii), the Borrower shall immediately prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to the Extraordinary Cash Proceeds received from such Hedge Event.

(v)  If, as a result of a Borrowing Base redetermination made under Section 2.02(c)(iv) a Borrowing Base Deficiency exists, the Borrower shall, after receipt of written notice from the Administrative Agent regarding such deficiency, take any of the following actions (and the failure of the Borrower to take such actions to remedy such Borrowing Base Deficiency shall constitute an Event of Default):

(A)  prepay Swing Line Advances or, if the Swing Line Advances have been repaid in full, prepay Revolving Advances or, if the Revolving Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured within one Business Day after the date such deficiency notice is received by the Borrower from the Administrative Agent;

(B)  (i) deliver, within one Business Day after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to pledge as Collateral for the Secured Obligations additional Oil and Gas Properties acceptable to the Administrative Agent and each of the Lenders such that the Borrowing Base Deficiency is cured within 5 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and (ii) provide such pledge of additional Oil and Gas Properties within such time period;

(C)  (i) deliver, within one Business Day after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, each in three monthly installments equal to one-third of such Borrowing Base Deficiency with such installments due on September 1, 2016, October 1, 2016 and November 1, 2016 and (ii) make such payments and deposits within such time periods; provided that the Borrowing Base Deficiency cure permitted under this clause (C) shall not be available to the Borrower unless, (1) no Event of Default exists and is continuing at the time written notice of such election shall have been delivered to the Administrative Agent, and (2) concurrent with the delivery of such written notice, the Borrower shall have delivered to the Administrative Agent a calculation of the Borrower’s consolidated cash flow forecast and financial projections which demonstrates, to the Administrative Agent’s satisfaction, the Borrower’s ability to make each such installment payments and to otherwise pay its other Indebtedness and trade accounts payable as they become due; or

(D)  (i) deliver, within one Business Day after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to combine the options provided in clause (B) and clause (C) above, and also indicating the amount to be prepaid in installments and the amount to be provided as additional Collateral, and (ii) make such three equal consecutive monthly installments and deliver such additional Collateral within the time required under clause (B) and clause (C) above.

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Each prepayment pursuant to this Section 2.05(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date.  Each prepayment under this Section 2.05(b) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.  The failure of the Borrower to provide a notice of its election within the required 5 days as required in clause (i) above shall be deemed to be an election by the Borrower to take the actions provided in clause (i)(A) above.  The failure of the Borrower to provide a notice of its election within the required one Business Day as required in clause (vi) above shall be deemed to be an election by the Borrower to take the actions provided in clause (vi)(A) above.

(l)Section 2.16(a)(iv) (Reallocation of Participations to Reduce Fronting Exposure) of the Credit Agreement is hereby amended by replacing the last sentence in its entirety with the following:

Subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(m)Section 4.22 (Foreign Assets Control Regulations, etc.) of the Credit Agreement is hereby amended by replacing clause (d) therein with the following clauses (d) and (e):

(d) Neither any Letter of Credit nor any part of the proceeds of the Advances will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

(e) None of (i) the Borrower, any Subsidiary or any of their respective directors, officers, employees, or to the knowledge of the Borrower or such Subsidiary, any of their respective affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (A) is a Sanctioned Person or currently the subject or target of any Sanctions or (B) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws.  The Loan Parties have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Anti-Corruption Laws and Sanctions.

(n)Article IV (Representations and Warranties) of the Credit Agreement is hereby further amended by adding a new Section 4.25 to the end thereof as follows:

Section 4.25Pro Forma Compliance.  After giving pro forma effect to each Advance, issuance, increase, renewal or extension of any Letter of Credit, the Borrower would be in compliance with Section 6.17 and 6.25 as of the fiscal quarter end occurring immediately prior to the date of such Advance or such issuance, increase, renewal or extension of a Letter of Credit and for which financial statements have been delivered to the Administrative Agent (the “Subject Quarter End”) (which calculation, for the avoidance of doubt, uses (i) with respect to compliance with Section 6.17, all outstanding consolidated Indebtedness of the Borrower and (ii) with respect to compliance with Section 6.25, all outstanding consolidated secured Indebtedness of the Borrower

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(excluding all Second Lien Debt), in each case, on the date of such Advance, the issuance, increase, renewal or extension of any Letter of Credit, as applicable, Available Cash as of such date, and the Borrower’s consolidated EBITDA for the four fiscal quarter period ended as of such Subject Quarter End).

(o)Section 5.08 (Agreement to Pledge) of the Credit Agreement is hereby replaced in its entirety with the following:

Section 5.08Agreement to Pledge.  Each Loan Party shall, and shall cause each Subsidiary to, grant to the Collateral Agent an Acceptable Security Interest in (a)if no Borrowing Base Deficiency exists and no Default has occurred, (i) at least 85% (by value) (and from and after February 10, 2016 at least 95% (by value)) of the Proven Reserves attributable to the Oil and Gas Properties of any Loan Party or Subsidiary and (ii) any Property (other than Oil and Gas Properties) of any Loan Party or Subsidiary now owned or hereafter acquired promptly after receipt of a written request from either Agent, and (b) if a Borrowing Base Deficiency exists, a Default has occurred or the Designated Period is in effect, any Property of any Loan Party or Subsidiary now owned or hereafter acquired promptly after receipt of a written request from either Agent.

(p)Section 5.14 (Deposit Accounts) of the Credit Agreement is hereby replaced in its entirety with the following:

Section 5.14Deposit Accounts.  Each Loan Party shall, and shall cause each of its Subsidiaries to (a) maintain their primary operating accounts and other deposit accounts with Wells Fargo or with any other Person so long as such accounts with Wells Fargo and such other Persons are subject to Account Control Agreements; provided that, such requirement for Account Control Agreements with Wells Fargo shall apply from and after the 20th day following the Amendment No. 8 Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion from time to time), and (b) deposit all proceeds attributable to Oil and Gas Properties into such accounts with Wells Fargo or such accounts that are subject to Account Control Agreements; provided that, the requirements of this Section 5.14 shall not apply to deposit accounts that are designated solely as accounts for, and are used solely for, employee benefits, taxes, payroll funding or petty cash in an amount not to exceed $500,000, in the aggregate.  Each Loan Party shall, and shall cause each of its Subsidiaries to, from and after the Amendment No. 8 Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion from time to time) maintain all securities accounts and all commodities accounts of Loan Parties subject to control agreements in favor of the Collateral Agent and the Second Lien Agent.  Each Loan Party hereby authorizes the Administrative Agent and the Collateral Agent, as applicable, to deliver notices to the depositary banks pursuant to any Account Control Agreement under any one or more of the following circumstances:  (i) following an Event of Default, (ii) if the Administrative Agent or the Collateral Agent reasonably believes that a requested transfer by the Borrower or other Loan Party, as applicable, is a request to transfer any funds from any deposit account to any other deposit account of the Borrower or any Subsidiary that is not permitted under this Section 5.14, (iii) as otherwise agreed to by the Borrower or other Loan Party, as applicable, and (iv) as otherwise permitted by applicable Legal Requirement.

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(q)Article V (Affirmative Covenants) of the Credit Agreement is hereby further amended by adding a new Section 5.16 to the end thereof as follows:

Section 5.16Sanctions and Anti-Corruption, etc.  The Borrower shall, and shall cause each Subsidiary to, maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.  Borrower shall ensure that no funds used to pay the Obligations (i) constitute the property of, or are beneficially owned, directly or indirectly, by any Sanctioned Person; (ii) are derived from any transactions or business with any Sanctioned Person or Sanctioned Country; or (iii) are derived from any unlawful activity, including but not limited to, activity in violation of anti-money-laundering rules and regulations.

(r)Section 6.04 (Merger or Consolidation; Asset Sales) of the Credit Agreement is hereby amended by replacing clause (b)(iv) therein in its entirety with the following:

(iv)so long as no Event of Default has occurred and is continuing, the Disposition of Property which is not Oil and Gas Properties to which Proven Reserves are attributable and which is not required pursuant to the terms of this Agreement to be Collateral; provided that, during the Covenant Relief Period, no Disposition of Property (whether effected in one transaction or a series of transactions) with a purchase price in excess of $5,000,000 shall be permitted under this clause (iv) unless (A) the Borrower has provided prior notice thereof to the Administrative Agent and (B) the Administrative Agent and the Required Lenders shall have consented to such Disposition;

(s)Section 6.04 (Merger or Consolidation; Asset Sales) of the Credit Agreement is hereby further amended by (i) deleting the word “and” at the end of clause (b)(vi)(B) and (ii) replacing the period at end the end of clause (b)(vi)(C) with a semicolon.  Furthermore, Section 6.04 (Merger or Consolidation; Asset Sales) of the Credit Agreement is hereby further amended by adding the following new clauses (b)(vi)(D) and (b)(vi)(E) to appear at the end thereof:

(D)as to any Hedge Event during the Covenant Relief Period, the Borrowing Base is automatically reduced as provided in Section 2.02(d)(iii); and

(E) as to any such Disposition effected during the Covenant Relief Period (whether effected in one transaction or a series of transactions) with a purchase price in excess of $5,000,000 (other than the Marcellus Sale), (i) the Borrower shall have provided prior notice thereof to the Administrative Agent and (ii) the Administrative Agent and the Required Lenders shall have consented to such Disposition.

(t)Section 6.05 (Restricted Payments) of the Credit Agreement is hereby amended by (i) replacing clause (a) therein in its entirety with the word “Reserved”, and (ii) deleting clause (d) therein in its entirety.

(u)Section 6.12 (Use of Proceeds; Letters of Credit) of the Credit Agreement is hereby replaced in its entirety with the following:

Section 6.12 Use of Proceeds; Letters of Credit.

(a) No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, permit the proceeds of any Advance or Letters of Credit to be used for

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any purpose other than those permitted by Section 5.09.  Each Loan Party will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  No Loan Party nor any Person acting on behalf of a Loan Party has taken or shall take, nor permit any of the Subsidiaries to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Advance or Letters of Credit to purchase or carry any margin stock in violation of Regulation T, U or X.

(b) The Borrower shall not request any Advance or Letter of Credit, and the Borrower shall not use and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(v)Section 6.17 (Leverage Ratio) of the Credit Agreement is hereby replaced in its entirety with the following:

Section 6.17Leverage Ratio.  The Borrower shall not permit the Leverage Ratio for each fiscal quarter ending on or after June 30, 2017 to exceed 4.00 to 1.00.

(w)Section 6.18 (Interest Coverage Ratio) of the Credit Agreement is hereby replaced in its entirety with the following:

Section 6.18Interest Coverage Ratio.  The Borrower shall not permit the Interest Coverage Ratio to be less than, (a) for each fiscal quarter ending on or after June 30, 2016 but prior to June 30, 2017, 1.10 to 1.00, and (b) for each fiscal quarter ending on or after June 30, 2017, 2.50 to 1.00.

(x)Section 6.25 (Senior Secured Leverage Ratio) of the Credit Agreement is hereby replaced in its entirety with the following:

Section 6.25Senior Secured Leverage Ratio.  The Borrower shall not permit the Senior Secured Leverage Ratio to exceed 2.50 to 1.00 for each fiscal quarter ending on June 30, 2016, September 30, 2016, December 31, 2016 and March 31, 2017.  The Borrower shall not permit the Senior Secured Leverage Ratio (Limited) to exceed 2.00 to 1.00 for each fiscal quarter ending on or after June 30, 2017.

(y)Section 8.11 (Collateral and Guaranty Matters) of the Credit Agreement is hereby amended by replacing clause (b)(i)(a) therein in its entirety with the following:

(a) upon termination of this Agreement, termination of all Hedge Contracts with such Persons (other than Hedge Contracts as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), termination of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the

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Issuing Lender in its sole discretion have been made), and the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations (other than such Secured Obligations as to which arrangements satisfactory to the applicable holder of such Secured Obligations in its sole discretion have been made);

(z)Article IX (Miscellaneous) of the Credit Agreement is hereby amended by (i) renumbering the existing Section 9.24 (Integration) as “Section 9.25 (Integration)” and (ii) adding a new Section 9.24 to appear in numerical order as follows:

Section 9.24Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(aa)Schedule I – Pricing Schedule to the Credit Agreement is hereby amended in its entirety to read as follows:

[Reserved]

(bb)Exhibit B – Form of Compliance Certificate to the Credit Agreement is hereby replaced in its entirety with the Exhibit B – Form of Compliance Certificate attached hereto.

Section 5.Representations and Warranties.  The Borrower represents, warrants, acknowledges and agrees that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of Borrower

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enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Administrative Agent has an Acceptable Security Interest in at least 85% (by value) of the Proven Reserves attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries.

Section 6.Conditions to Effectiveness.  This Agreement and the waivers provided herein shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)the Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement executed by the Borrower, the Administrative Agent, and the Required Lenders;

(b)the Borrower shall have made a prepayment of the Advances in an amount equal to the greater of (i) an amount sufficient to eliminate the Borrowing Base Deficiency that would exist as a result of the Borrowing Base decrease set forth in Section 2 above, and (ii) $10,000,000;

(c)the Administrative Agent shall have received a fully executed, notarized and completed Mortgage, in form and substance reasonably satisfactory to the Administrative Agent, in order for the Collateral Agent to have an Acceptable Security Interest in the Oil and Gas Properties of the Borrower and its Subsidiaries located in Canadian County, Oklahoma; and

(d)the Borrower shall have paid (i) the fees and expenses required to be paid as of or on the Amendment No. 8 Effective Date by Section 9.01 of the Credit Agreement or any other provision of a Loan Document, and (ii) the waiver and amendment fee as set forth in Section 7(f) below.

Section 7.Effect on Loan Documents; Acknowledgments and Agreements.

(a)The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment and each Loan Party hereby waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)The Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents (including the Existing Defaults, except to the extent of the permanent waiver as provided for herein), (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)Each of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement.

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(d)From and after the Amendment No. 8 Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended prior hereto as described in the recitals, and by this Agreement.

(e)This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(f)The Borrower hereby agrees to pay to the Administrative Agent, for the account of each Lender executing this Agreement and delivering a facsimile, e-mail or original of its signature pages hereto to the Administrative Agent (or its counsel) by 5:00 p.m. Houston, Texas time on Tuesday, March 8, 2016 (or such later time as to any Lender as may be agreed by the Borrower in its sole discretion), a waiver and amendment fee for each such Lender equal to 0.25% times such Lender’s Pro Rata share of the Borrowing Base as redetermined under Section 2 above.  Each such waiver and amendment fee as to each such Lender executing this Agreement (i) is payable in U.S. dollars in immediately available funds, (ii) is not refundable under any circumstances, (iii) will not be subject to counterclaim, defense, setoff or otherwise affected, (iv) is deemed fully earned by such Lender once its signature page is delivered as provided above and the Amendment No. 8 Effective Date has occurred, and (v) is due and payable on the Amendment No. 8 Effective Date.

(g)Each party hereto hereby agrees that, in no event and under no circumstance shall any past or future discussions with the Administrative Agent or any other Secured Party, serve to (i) cause a modification of the Loan Documents, (ii) establish a custom or course of dealing with respect to any of the Loan Documents, (iii) operate as a waiver of any existing or future Default or Event of Default under the Loan Documents, as amended hereby, (iv) entitle any Loan Party to any other or further notice or demand whatsoever beyond those required by the Loan Documents, as amended hereby, or (v) in any way modify, change, impair, affect, diminish or release any Loan Party’s obligations or liability under the Loan Documents, as amended hereby, or any other liability any Loan Party may have to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or any other Secured Party.

Section 8.Reaffirmation.  The Borrower (a) represents and warrants that it has no defenses to the enforcement of any Security Document to which it is a party, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified heretofore, hereby and from time to time hereafter, and such other amounts in accordance with the terms of such Security Document, and (c) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to the Security Documents are valid and subsisting and create a security interest to secure the Secured Obligations and are first priority, fully enforceable, non-avoidable and duly perfected Liens as required therein.

Section 9.RELEASE.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether  known or

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unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Amendment No. 8 Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”).  Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 9 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.  Each Loan Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 9.  In entering into this Agreement, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The provisions of this Section 9 shall survive the termination of this Agreement, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

Section 10.Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile or email (i.e., PDF) signature and all such signatures shall be effective as originals.

Section 11.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 13.Governing Law.  This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

Section 14.Waiver of Jury.  THE BORROWER, THE LENDERS, THE ISSUING LENDER, AND THE AGENTS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 15.Entire Agreement. This AGREEMENT, the Credit Agreement, as amended by this agreement, the Notes, and the other Loan Documents

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constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

[The remainder of this page has been left blank intentionally.]

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EXECUTED effective as of the date first above written.

BORROWER:

GASTAR EXPLORATION INC.

By: /s/ Michael A. Gerlich

Michael A. Gerlich

Senior Vice President, Chief Financial Officer, and Corporate Secretary

Signature Page to Waiver and Amendment No. 8 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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ADMINISTRATIVE AGENT/COLLATERAL AGENT/ISSUING LENDER/SWING LINE LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Chuck Randall

Name: Chuck Randall

Title: Managing Director

Signature Page to Waiver and Amendment No. 8 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

COMERICA BANK

By: /s/ Chad Stephenson

Name: Chad Stephenson

Title: Vice President

Signature Page to Waiver and Amendment No. 8 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

IBERIABANK

By: /s/ W. Bryan Chapman

Name: W. Bryan Chapman

Title: Executive Vice President

Signature Page to Waiver and Amendment No. 8 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

ING CAPITAL LLC

By: /s/ Scott Lamoreaux

Name: Scott Lamoreaux

Title: Director

By: /s/ Charles Hall

Name: Charles Hall

Title: Managing Director

Signature Page to Waiver and Amendment No. 8 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

BARCLAYS BANK PLC

By: /s/ Ronnie Glenn

Name: Ronnie Glenn

Title: Vice President

Signature Page to Waiver and Amendment No. 8 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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